                                   STOCK AGREEMENT

     This Agreement, made on this 22nd day of March, 1983, between INDEPENDENT RESEARCH AGENCY FOIL LIFE INSURANCE, INC., a Texas Corporation having its principal place of business in Fort Worth, Texas, hereinafter referred to as "Company" and Carroll H. Payne, Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne, hereinafter referred to as "Payne family shareholders":

                                     WITNESSETH:

     WHEREAS, the Company has heretofore issued shares of the common stock of the Company to Payne family shareholders and has heretofore entered into Stock Agreements pertaining to such shares; and

     WHEREAS, the Payne family shareholders desire to have certain of such shares transferred and reissued subject to specific terms and conditions as hereinafter stated.

     NOW, THEREFORE, in consideration of the acts and promises of the parties hereto as hereinafter described, it is agreed by and between them as follows:

          1. This Agreement shall apply to all stock of the Company issued to the parties hereto currently and in the future, and this Agreement supersedes any prior Stock Agreement existing between the Company and any party here to.

          2. "Payne family shareholders," for the purpose of this Agreement, shall consist of Carroll H. Payne; Freda J. Payne, spouse of Carroll H. Payne; and Carroll H. Payne's three children: Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne.

          3. Carroll H. Payne has heretofore owned a majority of the Class A Voting common stock of the Company. Concurrent with the execution of this Agreement, the Company shall purchase from Carroll H. Payne that portion of such Class A Voting shares owned by him which shall result immediately after such purchase in Carroll H. Payne owning a minority by one share of all outstanding Class A Voting common shares of the Company. Also, concurrent with the execution of this Agreement and after such purchase by the Company, Carroll H. Payne shall transfer the balance owned by him of Class A Voting common shares of the Company in equal portions to Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne. The following conditions shall apply to Class A Voting common shares of the Company stock owned by these parties:

               a. In the event at any time hereafter the Company issues any additional Class A Voting common shares of the Company stock to any party or parties which issuance results in the Payne family shareholders owning, as a group, a minority of such Class A Voting shares by more than one share, then the Company shall also issue to Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne individually equal portions (by fractional shares if required) of that amount of such Class A Voting shares as are then required in order for Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne to again own, as a group, a minority by one share of all outstanding Class A Voting common shares of the Company stock.

               b. Each of Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne does hereby constitute and appoint Carroll H. Payne as his or her true and lawful attorney with full power of substitution and revocation to represent him or her and to vote all Class A Voting shares of the Company stock owned by him or her at any meeting of voting shareholders of the Company. This shall be a continuing appointment by each of these parties of Carroll H. Payne until the earliest of the following:

               (1.) The Company and said Voting shareholders are advised in writing by Carroll H. Payne of his voluntary relinquishment of said appointments; or

               (2.) The death of Carroll H. Payne, at which time said appointments shall automatically terminate; or

               (3.) It is legally determined that Carroll H. Payne is mentally incompetent, at which time said appointments shall automatically terminate.

               c. In the event any of Freda J. Payne, Debra Sue Payne, Carroll
H. Payne II, or Naomi K. Payne desires to sell or otherwise dispose of all or any portion of the Class A Voting common-shares of the Company stock issued to them individually, the individual desiring to do so shall in writing notify the Company and each of the other Payne family shareholders then owning Class A Voting shares of such desire. The other Payne family shareholders receiving such notice shall have the option for a period of sixty (60) days after receipt of such notice, to purchase from the selling Payne family shareholder such Class A Voting shares, for the price per share described in paragraph "6" below. If any Payne family shareholder recipients of such notice do not choose to exercise such option, the remaining Payne family shareholders shall be entitled to purchase the shares available under that party's option. Each party electing to purchase such shares shall be entitled to purchase equal amounts of such Class A Voting shares being offered, so that immediately after such purchases, Payne family shareholders then owning Class A Voting shares shall, as between themselves, continue to own equal portions of same.

               d. In the event that no Payne family shareholders, having been given the option to purchase Class A Voting shares from an offering Payne family shareholder, as described in "3.c." above, choose to purchase the offered shares, then said offerees shall in writing notify the offering shareholder and the Company of same. The Company shall then purchase such Class A Voting shares from the offering shareholder, for cash, at the price per share described in paragraph "6" below. In the event of such purchase of Class A Voting shares by the Company from a Payne family shareholder, the Company shall have no obligation to issue any additional voting shares to remaining Payne family shareholders, notwithstanding the provisions of paragraph "3.a." above.

               e. In the event of the death of Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, or Naomi K. Payne, while owning Class A Voting shares of the Company stock, the deceased's estate shall be obligated to offer such shares first to other Payne family shareholders in equal amounts and, if not purchased by same, then to the Company, as described in "3.c." and "3.d." immediately above, as if the offering shareholder were still living and desired to make such offer, and the estate of each Payne family shareholder is specifically bound to do so by this Agreement.

          4. Carroll H. Payne, Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne own, or have a community property interest in, Class B Nonvoting common shares of the Company stock. The following conditions shall apply to such Class B Nonvoting common shares:

               a. Company recognizes and agrees that said Payne family shareholders may hereafter offer for sale to third parties all or a portion of its interests in Class B Nonvoting common stock of the Company and the parties hereto agree that such offers shall be subject to the following limitations:

               (1.) Any third party to whom such Class B Nonvoting stock is offered must be a duly contracted agent of the Company, and must be properly licensed to sell insurance, including possessing a Texas insurance agent's license, resident or nonresident as applicable.

               (2.) Payne family shareholders will not transfer Class B Nonvoting stock to a third party unless the third party shall, prior there to, execute a Stock Agreement with the Company in the form shown in "Exhibit A" attached here to, which Stock Agreement limits the ownership and transferability of such stock and provides for the repurchase of the stock by the Company under certain prescribed circumstances.

               (3.) Payne family shareholders shall not offer Class B Nonvoting stock to any third party whose acceptance of such offer would result in said third party and members of his immediate family owning, in the aggregate, stock in the Company in excess of five percent (5%) of all outstanding shares of stock of the Company upon such acceptance.

               (4.) No Class 13 Nonvoting stock of the Company owned by Payne family shareholders shall be offered to any third party subsequent to the death of Carroll H. Payne unless otherwise mutually agreed upon in writing by the Company and Stockholder. In the absence of any such agreement, such stock shall be purchased by the Company under the terms of paragraph "4.b." of this Agreement, immediately below.

               b. In the event any Payne family shareholder, during his or her lifetime, desires to sell Class B Nonvoting shares other than to third parties, as described in "4.a." above, such Payne family shareholder shall in writing notify the company of such desire. The company shall have an option for 120 days after receipt of such notice to repurchase such Class B Nonvoting shares from the party desiring to sell same, at the price per share described in paragraph "6" below, and on the terms described in paragraph "7" below, as if such shares were being purchased upon the death of the party desiring to sell same.

               c.   Upon the death of Carroll H. Payne:

               (1.) All Class B Nonvoting common shares of the Company stock then owned by Carroll H. Payne shall be subject to a 120-day first option to purchase by the Company at the price per share described in paragraph "6" below, and on the terms described in paragraph "7" below; provided, however, that in the event Freda J. Payne is specifically given the right in Carroll H. Payne's last will to inherit a portion of Carroll H. Payne's separate property interest in such Class B Nonvoting stock, then Freda J. Payne shall be given the option, at the death of Carroll H. Payne, of inheriting and retaining Company Class B Nonvoting stock in her own name not to exceed five percent (5%) of all of the outstanding Class B Nonvoting shares of the Company stock. In the event Freda J. Payne wishes to own such interest of 5% or less and is eligible under the terms of Carroll H. Payne's last will to do so, Freda J. Payne shall so advise the Company and the Executor of Carroll H. Payne's estate, and the Company shall then only purchase from Carroll H. Payne's estate such Class B Nonvoting stock which, taking into consideration all other purchases of such stock from Payne family shareholders at the death of Carroll H. Payne (as described immediately below), will result in Freda J. Payne owning 5% or less of all of the outstanding Class B Nonvoting shares of the Company stock when all of such purchases have taken place.

               (2.) All Class B Nonvoting common stock then owned by Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne shall be subject to a 120-day option to purchase by the Company at the price per share described in paragraph "6" below and on the terms described in paragraph "7" below; provided, however, that in the event any of Debra Sue Payne, Carroll H. Payne II, or Naomi K. Payne desire to do so, each may retain up to 5% of the outstanding Class B Nonvoting shares of the Company. In the event any of such parties wishes to retain this interest of 5% or less, he or she shall so advise the Company and the Company shall then only have the option to purchase from such party that number of Class B Nonvoting shares which, taking into consideration all purchases of such stock from the estate of Carroll H. Payne and Payne family shareholders at Carroll H. Payne's death, will result in such party continuing to own said 5% or less of all outstanding Class B Nonvoting shares of the Company stock when all such purchases by the Company have taken place.

               d. Upon the death of any of Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, or Naomi K. Payne, after the death of Carroll H. Payne, the Executor of the estate of the deceased shall notify in writing the Company and each of the other surviving Payne family shareholders. The surviving Payne family shareholders receiving such notice shall have the option for a period of sixty (60) days after receipt of such notice, to purchase from the estate of the deceased, in equal shares if more than one party desires to exercise such option, all of the Class B Nonvoting shares owned by the deceased; provided, such purchase will not result in any surviving Payne family purchaser owning, immediately after such purchase, more than 5% of the then outstanding Class B Nonvoting shares of the Company. If such would be the result, then the purchaser may purchase that number of shares from the deceased's estate up to an amount which, when combined with Class B Nonvoting shares already owned by purchaser, does not exceed such 5% of all outstanding Class B Nonvoting shares. To the extent this option to purchase Class B Nonvoting shares from the estate of a deceased Payne family shareholder is not exercised by surviving Payne family shareholders, then the Company, at the expiration of the sixty (60) days provided to surviving Payne family members for such exercise, shall have an additional sixty (60) days option to purchase all, or the remaining, Class B Nonvoting shares in the estate of the deceased. The price per share for any sales/purchases made under the terms of this subparagraph shall be the price described in paragraph "6" below, and on the terms described in paragraph "7," below.

          5. All parties here to understand and agree that, in accordance with Texas law pertaining to incorporated insurance agencies, a Company stockholder must be licensed as a Texas life insurance agent. In the event any Payne family shareholder ceases to be so licensed, said party shall be obligated to dispose of all shares of Company stock, Voting and Nonvoting, owned by him or her, under the same terms and conditions described herein as if said party's death had occurred.

          6. The Company shall, at least annually, advise the parties hereto in writing of the price per share which the Company will pay to any and all shareholders for shares offered to it under its options to purchase, and it is specifically agreed that this price, as of the most recent date provided by the Company, shall be the price payable by the Company for any shares purchased by it pursuant to such options.

          7. Payment for Class B Nonvoting shares offered by Payne family shareholders or their estates to other Payne family shareholders or the Company, shall be in cash within sixty (60) days of the acceptance of such offer(s). However, the offering party may, at its sole discretion, arrange with the purchasing party, for an alternative method of payment.

          8. All stock currently owned by Payne family shareholders or any stock hereafter issued to them shall be legended in accordance with Texas law as to incorporated insurance agencies and with the following statement:

     "The shares represented by this certificate are subject to the provisions of that certain Stock Agreement executed on March 22, 1983, by and between Independent Research Agency for Life Insurance, Inc. ("Company"), and Carroll H. Payne, Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne, a copy of which Agreement is on file in the Company's office."

          9. This Agreement shall be binding upon the parties hereto, and all provisions thereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, successors, and assigns of the parties hereto.

          10. No amendment, modification, nor waiver of any provision of this Agreement shall be valid unless made in writing and signed by all parties hereto.

          EXECUTED on this 22nd day of March, 1983.


          PAYNE FAMILY SHAREHOLDERS:

          /s/ Carroll H. Payne              /s/ Freda J. Payne
     -----------------------------      --------------------------
            Carroll H. Payne                  Freda J. Payne

           /s/ Debra Sue Payne           /s/ Carroll H. Payne, II
     -----------------------------      --------------------------
            Debra Sue Payne                Carroll H. Payne, II


     -----------------------------
            Naomi K. Payne



INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC.


By:  /s/ Ralph F. Smith                Attest:   /s/ G. Norman Coder
     -----------------------------               ----------------------------
       Ralph F. Smith, President                  G. Norman Coder, Secretary

                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF TEXAS           )
COUNTY OF TARRANT        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Carroll H. Payne, II, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 18th day of March, 1983.


                                   /s/ Mira E. Murray
                                   ---------------------------------------
                                   Notary Public

(SEAL)

                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF TEXAS           )
COUNTY OF TARRANT        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Debra Sue Payne, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 21st day of March, 1983.


                                   /s/ Mira E. Murray
                                   ---------------------------------------
                                   Notary Public

(SEAL)



                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF TEXAS           )
COUNTY OF TARRANT        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Freda J. Payne, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 21st day of March, 1983.


                                   /s/ Betty J. Epperson
                                   ---------------------------------------
                                   Notary Public
                                   My Commission Expires 2/13/84

(SEAL)

                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF TEXAS           )
COUNTY OF TARRANT        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Carroll H. Payne, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 21st day of March, 1983.


                                   /s/ Betty J. Epperson
                                   ---------------------------------
                                   Notary Public
                                   My Commission Expires 2/13/84

(SEAL)


                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF  _____________  )
COUNTY OF _____________  )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared ______________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the _______ day of ___________, 19 ___.


                                   ---------------------------------------
                                   Notary Public
(SEAL)




                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF TEXAS           )
COUNTY OF TARRANT        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Ralph F. Smith, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 22nd day of March, 1983.

                                   /s/ Louise O. Schomirus
                                   --------------------------------
                                   Notary Public
(SEAL)

          5. All parties here to understand and agree that, in accordance with Texas law pertaining to incorporated insurance agencies, a Company stockholder must he licensed as a Texas life insurance agent. In the event any Payne family shareholder ceases to be so licensed, said party shall be obligated to dispose of all shares of Company stock, Voting and Nonvoting, owned by him or her, under the same terms and conditions described herein as if said party's death had occurred.

          6. The Company shall, at least annually, advise the parties hereto in writing of the price per share which the Company will pay to any and all shareholders for shares offered to it under its options to purchase, and it is specifically agreed that this price, as of the most recent date provided by the Company, shall be the price payable by the Company for any shares purchased by it pursuant to such options.

          7. Payment for Class B Nonvoting shares offered by Payne family shareholders or their estates to other Payne family shareholders or the Company, shall be in cash within sixty (60) days of the acceptance of such offer(s). However, the offering party may, at its sole discretion, arrange with the purchasing party, for an alternative method of payment.

          8. All stock currently owned by Payne family shareholders or any Stock hereafter issued to them shall be legended in accordance with Texas law as to incorporated insurance agencies and with the following statement:

     "The shares represented by this certificate are subject to the provisions of that certain Stock Agreement executed on March 22, 1983, by and between Independent Research Agency for Life Insurance, Inc. ("Company"), and Carroll H. Payne, Freda J. Payne, Debra Sue Payne, Carroll H. Payne II, and Naomi K. Payne, a copy of which Agreement is on file in the Company's office."

          9. This Agreement shall be binding upon the parties hereto, and all provisions thereof shall inure to the benefit of and shall be binding upon the heirs, executors, legal representatives, successors, and assigns of the parties hereto.

          10. No amendment, modification, nor waiver of any provision of this Amendment shall be valid unless made in writing and signed by all parties here to.

          EXECUTED on this 22nd day of March, 1983.


          PAYNE FAMILY SHAREHOLDERS:



     ----------------------------      ---------------------------
           Carroll H. Payne                  Freda J. Payne


     ----------------------------      ---------------------------
          Debra Sue Payne                 Carroll H. Payne, II

         /s/ Naomi K. Payne
     ----------------------------
          Naomi K. Payne



INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE INC.:

By:  /s/ Ralph F. Smith                Attest:   /s/ G. Norman Coder
     ---------------------------                 ----------------------------
     Ralph F. Smith, President                   G. Norman Coder, Secretary

                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF MASSACHUSETTS   )
COUNTY OF SUFFOLK        )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Naomi K. Payne, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same far the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 11th day of April, 1983.


                                   /s/         ILLEGIBLE
                                   --------------------------------------
                                   Notary Public


                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF ______________  )
COUNTY OF _____________  )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared __________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same far the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the ____ day of _____________, 19___.



                                   -------------------------------------
                                   Notary Public




                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF ______________  )
COUNTY OF _____________  )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared __________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same far the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the ____ day of _____________, 19___.



                                   -------------------------------------
                                   Notary Public

                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF ______________  )
COUNTY OF _____________  )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared __________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same far the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the ____ day of _____________, 19___.



                                   -------------------------------------
                                   Notary Public


                            ACKNOWLEDGMENT OF STOCKHOLDER


STATE OF ______________  )
COUNTY OF _____________  )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared __________________________________, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same far the purposes and consideration therein expressed.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the ____ day of _____________, 19___.



                                   -------------------------------------
                                   Notary Public


                         ACKNOWLEDGMENT OF COMPANY PRESIDENT


STATE OF TEXAS      )
COUNTY OF TARRANT   )


     BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this day personally appeared Ralph F. Smith, known to me to be the person or officer whose name is subscribed to the foregoing instrument and acknowledged to me that the same was the act of the said INDEPENDENT RESEARCH AGENCY FOR LIFE INSURANCE, INC., a corporation, and that he executed the same as the act of such corporation for the purposes and consideration therein expressed, and in the capacity therein stated.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE this, the 22nd day of March,
1983.



                                   /s/ Louise O. Schomirus
                                   -------------------------------------
                                   Notary Public